Exhibit 3.3

Delaware  PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CHINA REAL ESTATE ACQUISITION CORP.", CHANGING ITS NAME FROM "CHINA REAL ESTATE ACQUISITION CORP." TO "LINDA ILLUMINATION, INC.", FILED IN THIS OFFICE ON THE SEVENTH DAY OF JULY, A. D. 2010, AT 1:51 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

4720453 8100 100721558 You may verify this certificate online at corp.delaware.gov/authver.shtml	/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 8098982 DATE: 07-07-10

State of Delaware Secretary of State
Division of Corporations
Delivered 02:08 PM 07/07/2010
FILED 01:51 PM 07/07/2010
SRV 100721558 - 4720453 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of
China Real Estate Acquisition Corp.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "   1      " so that, as
amended, said Article shall be and read as follows:

The name of the corporation is Linda Illumination, Inc. (the "Corporation").

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this        7th         day of        July      , 20  10

By:	/s/ Chen Yu
Authorized Officer
Title:	President

Name:	Chen Yu
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